Exhibit 4.1

SPECIMEN COMMON STOCK CERTIFICATE

NUMBER	SHARES

RIGETTI COMPUTING, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

COMMON STOCK

SEE REVERSE FOR

CERTAIN DEFINITIONS

CUSIP 76655K 103

This certifies that ____________________ is the owner of ______________.

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, US$0.0001 PAR VALUE PER SHARE, OF RIGETTI COMPUTING, INC. (THE “COMPANY”)

Transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile signatures of its duly authorized officers.

Dated:
Chief Executive Officer	Delaware	Chief Financial Officer

RIGETTI COMPUTING, INC.

The Company will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Company’s certificate of incorporation, as the same may be amended from time to time, and resolutions of the Board of Directors providing for the issue of Common Stock (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common	UNIF GIFT MIN ACT —	Custodian (Cust) (Minor)

TEN ENT — as tenants by the entireties		under Uniform Gifts to Minors Act (State)
JT TEN — as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

For value received, hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S))

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))

Shares represented by the within Certificate, and does hereby irrevocably constitute and appoint Attorney to transfer the said shares on the books of the within named Company with full power of substitution in the premises.

Dated:

Shareholder

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:
By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 OR ANY SUCCESSOR RULE).